                                                                   Exhibit 10.26

                              SEPARATION AGREEMENT

     This Separation Agreement (this "Agreement") is made and entered into as of February 4, 1998 by and between Allin Communications Corporation, a Delaware corporation ("Allin"), and R. Daniel Foreman ("Foreman").

                                  WITNESSETH:
                                  -----------

     WHEREAS, Allin and Foreman are parties to that certain Employment Agreement dated as of August 1, 1996 (the "Employment Agreement"); and

     WHEREAS, as of the date hereof, Foreman has tendered his resignation as an employee, officer and director of Allin and each of its subsidiaries; and

     WHEREAS, Allin and Foreman desire to amend certain provisions of the Employment Agreement and to provide for certain additional agreements which will govern the parties' relationship from and after the date hereof.

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and intending to be legally bound hereby, the parties agree as follows:

     1.   Definitions.  Capitalized terms used but not defined herein shall
          -----------
have the meanings ascribed to them in the Employment Agreement.

     2.   Termination of Employment Period.  The Employment Period provided for
          --------------------------------
in the Employment Agreement is terminated as of the date hereof.

     3.   Compensation and Other Benefits.  Section 3 of the Employment
          -------------------------------
Agreement is amended and restated in its entirety, effective as of February 1, 1998, to read as follows:

          (a)  Periodic Payments.  Allin will make 24 semi-monthly payments to
               -----------------
Foreman of $6,250 each during the one-year period commencing with February 1998 and ending with January 1999.

          (b)  Lump Sum Payment.  On or before March 1, 1998, Allin will pay to
               ----------------
Foreman $75,000.

          (c)  Accrued Vacation Payments.  Foreman will be entitled to receive
               -------------------------
payment from Allin in an aggregate amount of $10,384.56, which amount represents accrued vacation pay under the terms of the Employment Agreement and in accordance with Allin's policy manual.

          (d)  Reimbursement of Certain Business Expenses.  Allin will
               ------------------------------------------
reimburse Foreman for reasonable out-of-pocket expenses incurred by him during the Employment Period, in accordance with Allin's policies as in effect from time to time, for entertainment, travel, lodging and similar items in connection with the business of Allin, provided that Foreman properly accounts for and promptly submits appropriate supporting documentation with respect to all such expenses.

          (e)  Reimbursement of Certain Relocation Expenses.  Foreman  will be
               --------------------------------------------
entitled to receive reimbursement from Allin of actual direct expenses in the amount of $20,000 incurred by Foreman in connection with the relocation of his residence to Pittsburgh, Pennsylvania.

                                                                    Exh. 10.26-A

          (f)  Stock Option.  If, and to the extent then permitted by the 1997
               ------------
Stock Plan of Allin Communications Corporation, and if Allin grants to Richard
W. Talarico an option to purchase shares of common stock of Allin in respect of 1997 performance (the "Talarico Option"), Allin will grant to Foreman an option covering the same number of shares of common stock, having the same exercise price per share and having the same vesting and exercise provisions as the Talarico Option.

          (g)  Forgiveness of Loan.  Allin will release Foreman of his
               -------------------
obligations to repay the principal and accrued interest on that certain loan in the principal amount of $130,000 made by Allin to Foreman as of March 20, 1997.

     4.   Certain Conditions.  The provisions of Section 4 relating to
          ------------------
restrictions on Foreman's activities following termination of the Employment Period remain in full force and effect, except that:

          (a) Subsections 4(b) and 4(c) of the Employment Agreement are amended to provide that the prohibitions contained in such subsections do not apply to (i) Foreman's engaging in the digital imaging business, but not including engaging in the digital imaging business in, or providing related goods or services directly or indirectly to, the cruise industry or concessionaires operating in the cruise industry; and (ii) upon the earlier to occur of (A) the dissolution of the corporation to be formed to acquire the assets of Allin's subsidiary, PhotoWave, Inc., or (B) February 4, 1999, Foreman's engaging in the interactive television business in the hotel industry.

          (b) Subsection 4(d) of the Employment Agreement is amended to provide that, with the advance written consent of Allin, the prohibitions contained in such subsection do not apply to the solicitation by Foreman of the following employees of Allin: Brian Welsh, Denny Harsh, John Troutwine and Lisa Marsh.

          (c) Foreman may pursue negotiations with Rick Billings concerning a business combination or joint venture relating to operations in the digital imaging business permitted by subsection (a) of this section 4.

          (d) Subsection 4(f) of the Employment Agreement remains in full force and effect, except insofar as its provisions are inconsistent with any purchase of the assets of PhotoWave, Inc. by a corporation to be formed by Foreman (the "New Business") and the subsequent use of such assets in the operation of such corporation's business.

          (e) Subsection 4(g) of the Employment Agreement remains in full force and effect. Allin agrees to cause its officers and directors and those of its subsidiaries and affiliates to likewise refrain from any disparagement, direct or through innuendo or otherwise, of Foreman and the New Business and any of its principals, officers or directors.

     5.   Computer Equipment.  Foreman will be entitled to continue to use the
          ------------------
computer equipment owned by Allin set forth on Exhibit A until such time as such equipment is fully depreciated by Allin. Thereafter, title to such equipment will be transferred to Foreman. Foreman will be responsible for all costs of maintenance and repair of such equipment.

     6.   Consulting Services.
          -------------------

          (a) Allin will make available to Foreman and Brian K. Blair ("Blair") up to an aggregate of 50 hours of consulting services per year in each of 1998, 1999 and 2000, which services are to be performed by Allin's subsidiary, Kent Consulting Group, Inc. ("KCG") and Wendy Attenberger.

          (b) Allin will make available to Foreman and Blair up to an aggregate of 100 hours of financial services per year in each of 1998, 1999 and 2000, which services are to be performed by Richard W. Talarico and Dean C. Praskach (or their successors or equivalents).

                                                                    Exh. 10.26-B

          (c)  The services provided for in subsections (a) and (b) of this section 6 shall be provided only if, and only to the extent that, such services do not conflict with KCG's business or with Ms. Attenberger's and Messrs. Talarico's and Praskach's duties and responsibilities to Allin and its subsidiaries, as the case may be. Allin will not charge Foreman for such services. However, Foreman will be responsible for payment of travel and other out-of-pocket expenses incurred by the person or entity providing the services to Foreman.

          (d) The actual allocation of services as between Foreman and Blair is to be determined by Foreman and Blair, and Allin shall be entitled to treat any request for services made by Foreman or Blair under subsections (a) and (b) of this Section 6 as having been agreed to by Foreman and Blair.

     7.   Survival of Employment Agreement.  All provisions of the Employment
          --------------------------------
Agreement not amended hereby and applicable to the parties thereto following termination of the Employment Period remain in full force and effect. The continuing applicability of all of the foregoing terms of this Agreement and Allin's obligations hereunder are expressly made contingent on Foreman's compliance with the terms of the Employment Agreement, as amended by this Agreement.

     8.   Absence of Restrictions.  Foreman and Allin hereby each represent and
          -----------------------
warrant to the other that he or it has full power, authority and legal right to enter into this Agreement and to carry out his or its obligations and duties hereunder and that the execution, delivery and performance by Foreman and Allin of this Agreement will not violate or conflict with, or constitute a default under, any agreements or other understandings to which Foreman or Allin, respectively, is a party or by which he or it may be bound or affected, including, but not limited to, any order, judgment or decree of any court or governmental agency.

     9.   Release.  In exchange for the payments and benefits offered by Allin
          -------
under this Agreement, Foreman hereby releases and discharges Allin, its benefit plans, officers, directors, employees, agents, shareholders, affiliates, successors and assigns from all liability upon claims of every nature whatsoever, including, without limitation, claims of negligence, breach of contract, wrongful discharge, violation of federal, state or local laws, among which are laws which prohibit discrimination on the basis of race, color, national origin, religion, sex, age and disability. This release covers claims, known or unknown, which are based upon any act, event or failure to act which occurred before the date of this Agreement. Foreman further agrees that he will not file, or permit to be filed in his name or on his behalf, any lawsuit against any of the persons or entities released in this paragraph.

     10.  General.  The following provisions also apply:

          (a)  Interpretation.  If the provisions of subsections 4(b), 4(c) or
               --------------
4(d) of the Employment Agreement, as amended by this Agreement, should be held to be invalid, illegal or unenforceable by a court of competent jurisdiction because of the time limitation or geographical area therein provided, such provisions shall nevertheless be effective and enforceable for such period of time and/or such geographical area as may be held to be reasonable by such court. Any provision of the Employment Agreement, as so amended, or of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable the remaining provisions of the Employment Agreement, as so amended, and of this Agreement, and any such invalidity, illegality or unenforceability shall not, of itself, affect the validity, legality or enforceability of such provision in any other jurisdiction.

          (b)  No Presumption on Interpretation.  Nothing herein shall be
               --------------------------------
construed more strongly against or more favorably toward either party by reason of either party having drafted this Agreement or any portion hereof.

          (c)  Binding Effect; No Third Party Beneficiaries.  This Agreement
               --------------------------------------------
shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, beneficiaries, executors, administrators, personal representatives, successors and permissible assigns; provided, however, that Foreman may not assign any of his rights or obligations under this Agreement. Nothing herein expressed or implied, including the provisions of Section 6, shall be construed to give any other person or entity any legal or equitable rights hereunder.

                                                                    Exh. 10.26-C

          (d)  Integration.  This Agreement constitutes and contains the entire
               -----------
Agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all prior agreements, if any, understandings and negotiations relating thereto. No promise, understanding, representation, inducement, condition or warranty not set forth herein has been made or relied upon by any party hereto.

          (e)  Waivers; Modification.  This Agreement, or any provision hereof,
               ---------------------
may be amended, supplemented or modified only by a writing signed by both parties and may be waived only by a writing signed by the party to be bound thereby. A written waiver of any provision shall be valid only in the instance for which given and shall not be deemed to be a continuing waiver or construed as a waiver of any other provisions.

          (f)  Governing Law.  This Agreement shall be construed in accordance
               -------------
with and governed in all respects by the laws of the Commonwealth of Pennsylvania (without giving effect to the conflicts of laws provisions thereof).

          (g)  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       ALLIN COMMUNICATIONS CORP.

                                       By: /s/ Richard W. Talarico
                                       Its: Chairman and CEO
                                       Date: February 4, 1998


                                       R. Daniel Foreman
ATTEST:

/s/ Sharon Peltz                       By: /s/ R. Daniel Foreman
                                       Date: February 4, 1998



                                                                    Exh. 10.26-D